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Christian Charnaux	McLean, VA 22102
+1 703 883 5205	www.hiltonworldwide.com

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Aaron Radelet
+1 703 883 5804

Hilton Worldwide Significantly Exceeds First Quarter 2014 EPS and Adjusted EBITDA Expectations; Raises Full Year Outlook

MCLEAN, Va. (May 9, 2014) - Hilton Worldwide Holdings Inc. ("Hilton," "Hilton Worldwide" or the "Company") (NYSE: HLT) today reported its first quarter 2014 results and raised its full year 2014 outlook. Highlights include:

•	EPS, adjusted for special items, for the first quarter tripled from the same period in 2013 to $0.13; without adjustments, EPS was $0.12

•	Net income attributable to Hilton stockholders for the first quarter was $123 million, an increase of $89 million from the same period in 2013

•	Adjusted EBITDA for the first quarter increased 22 percent from the same period in 2013 to $544 million and Adjusted EBITDA margin increased 400 basis points

•	Management and franchise fees for the first quarter increased 17 percent from the same period in 2013 to $331 million

•	System-wide comparable RevPAR increased 6.6 percent for the first quarter on a currency neutral basis from the same period in 2013

•	Gross operating profit margins at owned and operated hotels increased 174 basis points for the first quarter compared to the same period in 2013

•	Opened more than 9,000 rooms in the first quarter

•	Approved 15,000 new rooms for development during the first quarter, growing its industry-leading development pipeline to 1,165 hotels, consisting of approximately 200,000 rooms as of March 31, 2014

•	Reduced long-term debt by $200 million through voluntary prepayments on its senior secured term loan facility

•	Increased outlook for full year 2014 Adjusted EBITDA to between $2,415 million and $2,465 million, up from $2,365 million to $2,435 million

Overview

For the three months ended March 31, 2014, earnings per share ("EPS") was $0.12 compared to $0.03 for the three months ended March 31, 2013 and EPS, adjusted for special items, was $0.13 for the three months ended March 31, 2014 compared to $0.03 for the three months ended March 31, 2013. Adjusted EBITDA increased 22 percent to $544 million for the three months ended March 31, 2014, compared to $447 million for the three months ended March 31, 2013 and net income attributable to Hilton stockholders was $123 million for the three months ended March 31, 2014 compared to $34 million for the three months ended March 31, 2013.

In the first quarter of 2014, there was one special item that resulted in a positive adjustment to net income attributable to Hilton stockholders of $13 million related to share-based compensation prior to and in connection with the initial public offering, which was included in general, administrative and other expenses.

Christopher J. Nassetta, President & Chief Executive Officer of Hilton Worldwide, said, "We had a strong first quarter that significantly exceeded our expectations. We are very optimistic about the remainder of 2014, and as a result we have increased our RevPAR, EPS and Adjusted EBITDA outlook for the year.

"We continue to increase the global presence of our industry-leading brands, with over 9,000 new rooms opening during the first quarter. We remain #1 in rooms under construction in every major region of the world, with over an 18 percent share of all rooms under construction globally. At the end of the first quarter, we had 510 hotels and 101,000 rooms under construction that will further grow our system.

"We also continue to mine value enhancement opportunities in our iconic real estate portfolio, most recently announcing our planned retail platform repositioning and the creation of additional timeshare inventory at our Hilton New York property. Our capital allocation strategy remains disciplined and simple and we remain committed to building equity value through debt repayments, which totaled $200 million in the first quarter.

"For 2014, we expect to see strong global RevPAR growth with system-wide comparable RevPAR increasing 5.5 percent to 7.0 percent and we have increased our full year outlook for EPS adjusted for special items to between $0.64 and $0.67 and Adjusted EBITDA to between $2,415 million and $2,465 million. As a result, the new midpoint of our outlook for full year 2014 Adjusted EBITDA is above the top end of our previous guidance."

Segment Highlights

Management and Franchise

Management and franchise fees were $331 million in the first quarter of 2014, an increase of 17 percent compared to the same period in 2013. Excluding $6 million of affiliate management fees that are not comparable year over year as a result of a modification to certain affiliate management agreements, management and franchise fees increased 15 percent. RevPAR at comparable managed and franchised hotels in the first quarter increased 6.8 percent on a currency neutral basis (a 6.3 percent increase in actual dollars) compared to the same period in 2013, including an increase in RevPAR from comparable managed and franchised hotels in the focused-service group of 6.7 percent.

Ownership

Revenues from the ownership segment were $952 million in the first quarter of 2014, an increase of 3 percent from the same period in 2013. Ownership segment Adjusted EBITDA for the first quarter of 2014 was $179 million. Ownership segment Adjusted EBITDA increased 13 percent(1) from the same period in 2013 and Adjusted EBITDA margin increased 172 basis points(1). RevPAR at comparable hotels in the ownership segment increased 5.1 percent on a currency neutral basis (a 5.7 percent increase in actual dollars) in the first quarter of 2014 compared to the same period in 2013, led by an increase in ADR of 3.7 percent at comparable ownership segment hotels in the United States. Outside of the United States, RevPAR at comparable ownership segment hotels increased by 5.4 percent on a currency neutral basis (a 6.7 percent increase in actual dollars).

____________

(1)
Excluding an $11 million benefit in the first quarter of 2013 related to the recognition of a lease termination payment and $6 million of affiliate management fees that are not comparable year over year as a result of a modification to certain affiliate management agreements. Ownership segment Adjusted EBITDA margin is calculated as ownership segment Adjusted EBITDA divided by ownership segment revenues.

Hilton Worldwide continues to make progress executing on value enhancement opportunities embedded in its owned portfolio. At the Hilton New York, a complete repositioning of the 6th Avenue frontage of the property is planned, which will create a retail platform with over 10,000 square feet of prime, street level space. Additional timeshare inventory is also planned, including two floors in addition to underutilized penthouse space.

Timeshare

Timeshare segment Adjusted EBITDA for the first quarter of 2014 was $85 million, a 44 percent increase compared to the same period in 2013. Timeshare revenues increased 13 percent to $279 million in the first quarter of 2014 compared to the same period in 2013, led by a $23 million increase in timeshare sales revenue, including a $5 million increase in revenue from sales of timeshare units developed by third parties. During the first quarter of 2014, 57 percent of intervals sold were developed by third parties, a 14 percentage point increase from the same period in the prior year. Revenue from resort operations also increased $11 million compared to the first quarter of 2013.

Development

Hilton Worldwide opened 51 hotels with over 9,000 rooms in the first quarter of 2014, all of which were within the management and franchise segment, and achieved net unit growth of over 8,000 rooms. Of the new rooms added, 14 percent were conversions from non-Hilton Worldwide brands.

As of March 31, 2014, Hilton Worldwide had the largest rooms pipeline in the lodging industry, according to Smith Travel Research, Inc. ("STR"), with approximately 200,000 rooms at 1,165 hotels throughout 76 countries and territories, of which 58 percent, or over 115,000 rooms, were located outside of the United States. Approximately half of the development pipeline, or over 101,000 rooms, were under construction. According to STR, Hilton Worldwide has the largest supply of rooms under construction in every major region of the world, as illustrated in the table below:

	Hilton Worldwide Rooms Under Construction
Market	% of Total	Industry Rank
Americas	20.9%	#1
Europe	19.7%	#1
Middle East and Africa	23.0%	#1
Asia Pacific	14.9%	#1
Global	18.1%	#1
____________
Source: STR Global New Development Pipeline (March 2014).

Balance Sheet and Liquidity

During the first quarter of 2014, Hilton made $200 million of voluntary prepayments on the senior secured term loan facility and reduced its interest rate spread on its $5.8 billion senior secured term loan facility by 25 basis points. The interest rate spread and the unused commitment fee percentage on the Company's senior secured revolving credit facility were also reduced by 25 basis points and 12.5 basis points, respectively. As of March 31, 2014, Hilton had $11.6 billion of outstanding indebtedness with a weighted average interest rate of 4.1 percent, excluding $959 million of non-recourse debt.

Total cash and cash equivalents were $722 million as of March 31, 2014, including $287 million of restricted cash and cash equivalents. No borrowings were outstanding under the $1.0 billion revolving credit facility as of March 31, 2014.

Outlook

Full Year 2014

•
System-wide RevPAR is expected to increase between 5.5 percent and 7.0 percent on a comparable and currency neutral basis, with ownership segment RevPAR expected to increase between 4.5 percent and 6.5 percent on a comparable and currency neutral basis as compared to 2013.

•	Adjusted EBITDA is projected to be between $2,415 million and $2,465 million.

•	Management and franchise fees are projected to increase approximately 10 percent to 12 percent.

•	Timeshare segment Adjusted EBITDA is projected to be between $315 million and $330 million.

•	Corporate expense and other is projected to increase between 3 percent and 5 percent, including incremental public company costs.

•	Diluted EPS, adjusted for special items, is projected to be between $0.64 and $0.67.

•	Capital expenditures, excluding timeshare inventory, are expected to be approximately $350 million.

•	Net unit growth is expected to be approximately 35,000 rooms to 40,000 rooms.

Second Quarter 2014

•	System-wide RevPAR is expected to increase between 5.5 percent and 6.5 percent on a comparable and currency neutral basis compared to the second quarter of 2013.

•	Adjusted EBITDA is expected to be between $635 million and $655 million.

•	Management and franchise fees are expected to increase approximately 10 percent to 12 percent.

•	Diluted EPS, adjusted for special items, is projected to be between $0.18 and $0.20.

Conference Call

Hilton Worldwide will host a conference call to discuss first quarter 2014 results on May 9, 2014 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Hilton Worldwide Investor Relations website at http://ir.hilton.com/investors/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at http://ir.hilton.com/investors/financial-reporting/quarterly-results.

Alternatively, participants may listen to the live call by dialing 1-877-201-0168 in the United States or 1-647-788-4901 internationally. Please use the conference ID 25981567. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-855-859-2056 using the Conference ID 25981567.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the "Outlook" section of this press release. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled "Part I —Item 1A. Risk Factors" of the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including net income and EPS, adjusted for special items, Adjusted EBITDA and Adjusted EBITDA margins and Net Debt. Please see the schedules to the press release for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Worldwide

Hilton Worldwide is a leading global hospitality company, spanning the lodging sector from luxury and full-service hotels and resorts to extended-stay suites and focused-service hotels. For nearly 100 years, Hilton Worldwide has been dedicated to continuing its tradition of providing exceptional guest experiences. The Company’s portfolio of 10 world-class global brands is comprised of 4,155 managed, franchised, owned and leased hotels and timeshare properties, with 686,790 rooms in 92 countries and territories, including Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Hilton Hotels & Resorts, DoubleTree by Hilton, Embassy Suites Hotels, Hilton Garden Inn, Hampton Hotels, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The Company also manages an award-winning customer loyalty program, Hilton HHonors®.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues
Owned and leased hotels	$945	$914
Management and franchise fees and other	312	262
Timeshare	279	246
	1,536	1,422
Other revenues from managed and franchised properties	827	841
Total revenues	2,363	2,263

Expenses
Owned and leased hotels	771	743
Timeshare	177	170
Depreciation and amortization	153	160
General, administrative and other	97	97
	1,198	1,170
Other expenses from managed and franchised properties	827	841
Total expenses	2,025	2,011

Operating income	338	252

Interest income	1	2
Interest expense	(153)	(143)
Equity in earnings from unconsolidated affiliates	4	1
Gain (loss) on foreign currency transactions	14	(43)
Other gain, net	3	7

Income before income taxes	207	76

Income tax expense	(83)	(38)

Net income	124	38
Net income attributable to noncontrolling interests	(1)	(4)
Net income attributable to Hilton stockholders	$123	$34

Earnings per share
Basic and diluted	$0.12	$0.03

HILTON WORLDWIDE HOLDINGS INC.
SEGMENT ADJUSTED EBITDA
(unaudited, in millions)

	Three Months Ended March 31,
	2014	2013
Management and franchise(1)	$331	$282
Ownership(1)(2)(3)(4)	179	174
Timeshare(1)(2)	85	59
Corporate and other(3)	(51)	(68)
Adjusted EBITDA(5)	$544	$447
____________

(1)
Includes management, royalty and intellectual property fees of $27 million and $21 million for the three months ended March 31, 2014 and 2013, respectively. These fees are charged to consolidated owned and leased properties and were eliminated in the condensed consolidated financial statements. Also includes a licensing fee of $11 million and $12 million for the three months ended March 31, 2014 and 2013, respectively, which is charged to the timeshare segment by the management and franchise segment and was eliminated in the condensed consolidated financial statements. While the net effect is zero, the measures of segment revenues and Adjusted EBITDA include these fees as a benefit to the management and franchise segment and a cost to ownership Adjusted EBITDA and timeshare Adjusted EBITDA.

(2)
Includes charges to timeshare operations for rental fees and fees for other amenities, which were eliminated in the condensed consolidated financial statements. These charges totaled $6 million and $5 million for the three months ended March 31, 2014 and 2013, respectively. While the net effect is zero, the measures of segment revenues and Adjusted EBITDA include these fees as a benefit to the ownership segment and a cost to timeshare Adjusted EBITDA.

(3)
Includes charges to consolidated owned and leased properties for services provided by a wholly owned laundry business of $2 million for the three months ended March 31, 2014 and 2013. Also includes other intercompany charges of $1 million for the three months ended March 31, 2014 and 2013.

(4)	Includes unconsolidated affiliate Adjusted EBITDA.

(5)	See page 17 for a reconciliation of net income attributable to Hilton stockholders to Adjusted EBITDA.

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2014	vs. 2013		2014	vs. 2013	2014	vs. 2013
Americas	70.6%	2.0%	pts.	$134.97	3.7%	$95.36	6.7%
Europe	65.4	2.5		161.64	2.4	105.72	6.5
Middle East & Africa	62.8	(1.8)		171.21	2.3	107.51	(0.6)
Asia Pacific	66.9	2.6		163.55	4.4	109.46	8.7
System-wide	69.8	1.9		139.13	3.6	97.17	6.6

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2014	vs. 2013		2014	vs. 2013	2014	vs. 2013
Waldorf Astoria Hotels & Resorts	74.9%	(0.3)%	pts.	$332.21	6.5%	$248.80	6.0%
Conrad Hotels & Resorts	68.1	1.4		271.44	7.0	184.79	9.2
Hilton Hotels & Resorts	70.3	1.4		165.69	3.7	116.47	5.8
DoubleTree by Hilton	70.0	2.5		127.86	3.5	89.55	7.4
Embassy Suites Hotels	74.3	1.8		146.50	5.3	108.79	8.0
Hilton Garden Inn	70.6	3.0		122.48	2.6	86.47	7.1
Hampton Hotels	66.6	1.9		111.21	3.4	74.06	6.4
Homewood Suites by Hilton	75.5	2.4		123.43	3.9	93.16	7.2
Home2 Suites by Hilton	75.3	5.6		104.42	2.5	78.63	10.7
System-wide	69.8	1.9		139.13	3.6	97.17	6.6

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended March 31,
	Occupancy			ADR		RevPAR
	2014	vs. 2013		2014	vs. 2013	2014	vs. 2013
Ownership(1)	72.7%	1.0%	pts.	$188.20	3.6%	$136.87	5.1%
U.S.	76.6	0.9		191.51	3.7	146.68	4.9
International (non-U.S.)	67.6	1.1		183.25	3.6	123.90	5.4

Management and franchise	69.5	2.0		133.63	3.7	92.92	6.8
U.S.	70.3	2.0		129.71	3.6	91.18	6.7
International (non-U.S.)	66.0	2.2		152.91	3.8	100.94	7.4

System-wide	69.8	1.9		139.13	3.6	97.17	6.6
U.S.	70.7	1.9		134.34	3.5	95.01	6.5
International (non-U.S.)	66.3	2.0		159.27	3.7	105.67	6.9
____________

(1)	Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
MANAGEMENT AND FRANCHISE FEES AND OTHER REVENUES
(unaudited, dollars in millions)

	Three Months Ended March 31,		Increase / (Decrease)
	2014	2013	$	%
Management fees:
Base fees(1)	$79	$67	12	17.9
Incentive fees(1)	34	29	5	17.2
Total base and incentive fees	113	96	17	17.7
Other management fees(2)	7	6	1	16.7
Total management fees	120	102	18	17.6
Franchise fees(3)	211	180	31	17.2
Total management and franchise fees	331	282	49	17.4
Other revenues(4)	21	15	6	40.0
Intersegment fees elimination(1)(3)(4)	(40)	(35)	(5)	14.3
Management and franchise fees and other revenues	$312	$262	50	19.1
____________

(1)
Includes management, royalty and intellectual property fees earned from consolidated owned and leased properties of $27 million and $21 million for the three months ended March 31, 2014 and 2013, respectively.

(2)	Includes timeshare homeowners' association, early termination, product improvement plan and other fees.

(3)	Includes a licensing fee earned from the timeshare segment of $11 million and $12 million for the three months ended March 31, 2014 and 2013, respectively.

(4)	Includes charges to consolidated owned and leased properties for services provided by a wholly owned laundry business of $2 million for each of the three months ended March 31, 2014 and 2013.

HILTON WORLDWIDE HOLDINGS INC.
TIMESHARE REVENUES AND OPERATING EXPENSES
(unaudited, dollars in millions)

	Three Months Ended March 31,		Increase / (Decrease)
	2014	2013	$	%
Revenues
Timeshare sales	$199	$176	23	13.1
Resort operations	49	38	11	28.9
Financing and other	31	32	(1)	(3.1)
	$279	$246	33	13.4

Operating Expenses
Timeshare sales	$135	$128	7	5.5
Resort operations	30	27	3	11.1
Financing and other	12	15	(3)	(20.0)
	$177	$170	7	4.1

HILTON WORLDWIDE HOLDINGS INC.
HOTEL AND TIMESHARE PROPERTY SUMMARY
As of March 31, 2014

	Owned / Leased(1)		Managed		Franchised		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	2	1,601	12	5,798	—	—	14	7,399
Americas (excluding U.S.)	—	—	1	248	1	984	2	1,232
Europe	1	370	3	672	—	—	4	1,042
MEA	—	—	3	703	—	—	3	703
Asia Pacific	—	—	2	431	—	—	2	431
Conrad Hotels & Resorts
U.S.	—	—	4	1,335	—	—	4	1,335
Americas (excluding U.S.)	—	—	—	—	1	294	1	294
Europe	1	191	2	741	—	—	3	932
MEA	1	587	2	641	—	—	3	1,228
Asia Pacific	—	—	11	3,422	1	636	12	4,058
Hilton Hotels & Resorts
U.S.	23	21,096	42	24,939	179	53,595	244	99,630
Americas (excluding U.S.)	3	1,836	22	7,599	18	5,489	43	14,924
Europe	74	19,046	58	16,988	21	5,309	153	41,343
MEA	6	2,279	44	13,992	1	410	51	16,681
Asia Pacific	8	3,954	51	19,337	8	2,974	67	26,265
DoubleTree by Hilton
U.S.	12	4,456	28	8,205	242	59,200	282	71,861
Americas (excluding U.S.)	—	—	3	637	12	2,301	15	2,938
Europe	—	—	11	3,474	35	5,661	46	9,135
MEA	—	—	5	995	3	429	8	1,424
Asia Pacific	—	—	27	8,188	2	965	29	9,153
Embassy Suites Hotels
U.S.	17	4,240	38	10,194	155	35,609	210	50,043
Americas (excluding U.S.)	—	—	2	473	5	1,270	7	1,743
Hilton Garden Inn
U.S.	2	290	5	635	518	70,480	525	71,405
Americas (excluding U.S.)	—	—	5	685	24	3,683	29	4,368
Europe	—	—	18	3,225	12	1,751	30	4,976
MEA	—	—	1	180	—	—	1	180
Asia Pacific	—	—	5	748	—	—	5	748
Hampton Hotels
U.S.	1	130	50	6,238	1,806	174,183	1,857	180,551
Americas (excluding U.S.)	—	—	6	729	53	6,536	59	7,265
Europe	—	—	4	532	23	3,530	27	4,062
Asia Pacific	—	—	—	—	1	72	1	72
Homewood Suites by Hilton
U.S.	—	—	37	4,267	288	31,641	325	35,908
Americas (excluding U.S.)	—	—	1	102	12	1,363	13	1,465
Home2 Suites by Hilton
U.S.	—	—	—	—	29	3,122	29	3,122
Americas (excluding U.S.)	—	—	1	97	—	—	1	97
Other	3	1,272	4	832	—	—	7	2,104
Lodging	154	61,348	508	147,282	3,450	471,487	4,112	680,117
Hilton Grand Vacations	—	—	43	6,673	—	—	43	6,673
Total	154	61,348	551	153,955	3,450	471,487	4,155	686,790
____________

(1)	Includes hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES
(unaudited, dollars in millions)

	Three Months Ended March 31,		Increase / (Decrease)
	2014	2013	$	%
Hotel property and equipment	$42	$53	(11)	(20.8)
Timeshare property and equipment	—	1	(1)	NM(1)
Corporate & other property and equipment	1	3	(2)	(66.7)
Total capital expenditures for property and equipment	43	57	(14)	(24.6)
Software capitalization costs	15	11	4	36.4
Contract acquisition costs	16	1	15	NM(1)
Expenditures for timeshare inventory net of costs of sales(2)	—	(13)	13	NM(1)
Total capital expenditures	$74	$56	18	32.1
____________

(1)	Fluctuation in terms of percentage change is not meaningful.

(2)
Timeshare capital expenditures for inventory additions were $36 million and $15 million for the three months ended March 31, 2014 and 2013, respectively, and timeshare cost of sales were $36 million and $28 million for the three months ended March 31, 2014 and 2013, respectively.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2014	2013
Net income attributable to Hilton stockholders, as reported	$123	$34

Share-based compensation expense(1)	13	—
Total special items before tax	13	—
Income tax benefit (expense) on special items	—	—
Net income, adjusted for special items	$136	$34

Basic and diluted EPS, as reported	$0.12	$0.03

Per share share-based compensation expense	0.01	—
Total per share special items before tax	0.01	—
Per share income tax benefit (expense) on special items	—	—
Basic and diluted EPS, adjusted for special items	$0.13	$0.03
____________

(1)
Expense of $13 million was recognized in general, administrative and other expenses during the three months ended March 31, 2014 related to the share-based compensation prior to and in connection with the initial public offering. Amount excludes share-based compensation expense related to awards issued under the 2013 Omnibus Incentive Plan.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended March 31,
	2014	2013
Net income attributable to Hilton stockholders	$123	$34
Interest expense	153	143
Interest expense included in equity in earnings from unconsolidated affiliates	3	4
Income tax expense	83	38
Depreciation and amortization	153	160
Depreciation and amortization included in equity in earnings from unconsolidated affiliates	8	8
EBITDA	523	387
Net income attributable to noncontrolling interests	1	4
Loss (gain) on foreign currency transactions	(14)	43
FF&E replacement reserve	11	7
Share-based compensation expense	13	2
Other gain, net(1)	(3)	(7)
Other adjustment items(2)	13	11
Adjusted EBITDA	$544	$447
____________

(1)	Represents gains and losses on the dispositions of property and equipment and investments in affiliates and lease restructuring transactions.

(2)	Represents adjustments for reorganization costs, severance and other items.

	Three Months Ended March 31,
	2014	2013
Total revenues, as reported	$2,363	$2,263

Less: other revenues from managed and franchised properties	(827)	(841)
Total revenues, excluding other revenues from managed and franchised properties	$1,536	$1,422

Adjusted EBITDA	$544	$447

Adjusted EBITDA margin	35.4%	31.4%

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT
(unaudited, in millions)

	March 31,	December 31,
	2014	2013
Long-term debt, including current maturities	$11,554	$11,755
Non-recourse debt, including current maturities(1)	300	296
Total long-term debt and non-recourse debt	11,854	12,051
Add: Hilton's share of unconsolidated affiliate debt	273	302
Less: cash and cash equivalents	(435)	(594)
Less: restricted cash and cash equivalents	(287)	(266)
Net debt	$11,405	$11,493
____________

(1)	Excludes the non-recourse timeshare financing receivables credit facility and the 2.28 percent notes backed by timeshare financing receivables.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2014
(in millions)

	Three Months Ended June 30, 2014
	Low Case	High Case
Net income attributable to Hilton stockholders	$168	$182
Interest expense	152	152
Interest expense included in equity in earnings (losses) from unconsolidated affiliates	3	3
Income tax expense	114	120
Depreciation and amortization	157	157
Depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	10	10
EBITDA	604	624
Net income attributable to noncontrolling interests	6	6
FF&E replacement reserve	10	10
Share-based compensation expense	6	6
Other adjustment items(1)	9	9
Adjusted EBITDA	$635	$655

	Year Ended December 31, 2014
	Low Case	High Case
Net income attributable to Hilton stockholders	$597	$629
Interest expense	606	606
Interest expense included in equity in earnings (losses) from unconsolidated affiliates	11	11
Income tax expense	408	426
Depreciation and amortization	628	628
Depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	44	44
EBITDA	2,294	2,344
Net income attributable to noncontrolling interests	20	20
Loss (gain) on foreign currency transactions	(14)	(14)
FF&E replacement reserve	50	50
Share-based compensation expense	30	30
Other gain, net(2)	(3)	(3)
Other adjustment items(1)	38	38
Adjusted EBITDA	$2,415	$2,465
____________

(1)	Represents adjustments for reorganization costs, severance and other items.

(2)	Represents gains and losses on the dispositions of property and equipment and investments in affiliates.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2014
(in millions, except per share data)

	Three Months Ended June 30, 2014
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$168	$182

Share-based compensation expense(1)	6	6
Total special items before tax	6	6
Income tax benefit (expense) on special items	—	—
Net income, adjusted for special items	$174	$188

Basic and diluted EPS, before special items	$0.17	$0.19

Per share share-based compensation expense	0.01	0.01
Total per share special items before tax	0.01	0.01
Per share income tax benefit (expense) on special items	—	—
Basic and diluted EPS, adjusted for special items	$0.18	$0.20

	Year Ended December 31, 2014
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$597	$629

Share-based compensation expense(1)	30	30
Total special items before tax	30	30
Income tax benefit (expense) on special items	—	—
Net income, adjusted for special items	$627	$659

Basic and diluted EPS, before special items	$0.61	$0.64

Per share share-based compensation expense	0.03	0.03
Total per share special items before tax	0.03	0.03
Per share income tax benefit (expense) on special items	—	—
Basic and diluted EPS, adjusted for special items	$0.64	$0.67
____________

(1)
Expense related to the share-based compensation prior to and in connection with the initial public offering. Amount excludes share-based compensation related to awards issued under the 2013 Omnibus Incentive Plan.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, is a financial measure not recognized under generally accepted accounting principles in the United States ("U.S. GAAP") that reflects net income attributable to Hilton stockholders, excluding interest expense, a provision for income taxes and depreciation and amortization. The Company considers EBITDA to be a useful measure of operating performance, due to the significance of the Company's long-lived assets and level of indebtedness.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (vi) reorganization costs; (vii) share-based and certain other compensation expenses prior to and in connection with the Company's initial public offering; (viii) severance, relocation and other expenses; and (ix) other items.

Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of total revenues, excluding other revenues from managed and franchised properties.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing results as reported under U.S. GAAP.

Net Income and EPS, Adjusted for Special Items

Net income and EPS, adjusted for special items, are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definition of Net income and EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income and EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

Net Debt

Net Debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net Debt is calculated as (i) long-term debt, including current maturities; (ii) non-recourse debt, including current maturities and excluding amounts secured by timeshare financing receivables; (iii) the Company's share of investments in affiliate debt; reduced by (iv) cash and cash equivalents; and (v) restricted cash and cash equivalents.

The Company believes Net Debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net Debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 4,112 hotels in the Company's system as of March 31, 2014, 3,626 were classified as comparable hotels. The 486 non-comparable hotels included 24 properties, or less than one percent of the total hotels in the system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate ("ADR") levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

The Company calculates RevPAR by dividing hotel room revenue by room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at Hilton hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis and references to RevPAR and ADR are presented on a currency neutral basis (all periods use the same exchange rates), unless otherwise noted.